Exhibit 10.4

FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) is made and entered into as of April 11, 2019, by and among Invesco Ltd., a Bermuda exempted company (“Buyer”), Gem Acquisition Corp., a Delaware corporation (“Merger Sub”), Gem Acquisition Two Corp., a Delaware corporation (“Merger Sub 2”), MM Asset Management Holding LLC, a Delaware limited liability company (“Parent”), and Oppenheimer Acquisition Corp., a Delaware corporation (the “Company,” and together with Buyer, Merger Sub, Merger Sub 2 and Parent, the “Parties,” and each a “Party”), and amends the Agreement and Plan of Merger, dated as of October 17, 2018 (the “Agreement”), by and among the Parties. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

WITNESSETH:

WHEREAS, the Parties desire to enter into this Amendment to amend the Agreement pursuant to Section 10.1 of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment and the Agreement, the Parties, each intending to be legally bound, agree as follows:

1.	Amendments.

(a)    The definition of “Accredited Shareholder” in Section 1.1 of the Agreement is deleted and replaced in its entirety with the following definition:

“Accredited Shareholder” means any holder of Shares (other than Restricted Shares) who has completed and delivered to the Company, prior to the Election Deadline, an investor questionnaire certifying that such Shareholder is an “accredited investor” as defined in Rule 501 of the Securities Act.
(b)    The following definition of “Certification” is added to Section 1.1 of the Agreement, immediately following the definition of “Certificates”:

“Certification” has the meaning set forth in Section 2.5(b).
(c)    The following definitions of “Election”, “Election Deadline” and “Election Period” are added to Section 1.1 of the Agreement, immediately following the definition of “Effective Time”:

“Election” has the meaning set forth in Section 2.5(b).
“Election Deadline” has the meaning set forth in Section 2.5(b).
“Election Period” has the meaning set forth in Section 2.5(b).

(d)    The definition of “Per Share Accredited Closing Stock Consideration” in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following definition of “Per Share Accredited Closing Cash Consideration.” All instances of the defined term “Per Share Accredited Closing Stock Consideration” in the Agreement are replaced with the defined term “Per Share Accredited Closing Cash Consideration.”

“Per Share Accredited Closing Cash Consideration” means the dollar amount equal to the Adjusted Preferred Stock Consideration multiplied by the Liquidation Preference divided by the Fully-

Diluted Shares.

(e)    The following definitions of “Per Share Accredited Closing Preferred Stock Consideration” and “Per Share Accredited Closing Consideration” are added to Section 1.1 of the Agreement, immediately following the definition of “Per Share Accredited Closing Cash Consideration”:

“Per Share Accredited Closing Preferred Stock Consideration” means the Adjusted Preferred Stock Consideration divided by the Fully-Diluted Shares.
“Per Share Accredited Closing Consideration” means, collectively, (a) the Common Stock Consideration divided by the Fully-Diluted Shares and (b) the Per Share Accredited Closing Cash Consideration; provided, that solely with respect to Shares as to which a valid Election is made pursuant to Section 2.5(b), this clause (b) shall instead be deemed to refer to the Per Share Accredited Closing Preferred Stock Consideration in lieu of the Per Share Accredited Closing Cash Consideration.

(f)    Section 2.5(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)Exchange Agent. Prior to the Effective Time, Buyer shall engage a bank or trust company reasonably satisfactory to the Company to act as exchange agent in connection with the Merger (the “Exchange Agent”). At or prior to the Effective Time, Buyer shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of the holders of Shares issued and outstanding immediately prior to the Effective Time, (i) cash and evidence of book-entry shares representing an amount of cash and a number of shares of Buyer Common Stock and Buyer Preferred Stock sufficient to pay the Accredited Shareholders the Per Share Accredited Closing Consideration pursuant to Section 2.4(a) in respect of each Share held by such holders, (ii) an amount of cash sufficient to pay the Non-Accredited Shareholders the Per Share Closing Consideration Value pursuant to Section 2.4(a) in respect of each Share held by such holders, and (iii) an amount of cash sufficient to pay such holders in lieu of fractional shares pursuant to Section 2.5(i) (such shares of Buyer Common Stock and Buyer Preferred Stock, together with such cash, the “Exchange Fund”). The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

(g)    Section 2.5(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)Election and Exchange Procedures.
(i) To receive the Per Share Accredited Closing Consideration, each eligible Shareholder must certify, in accordance with the provisions of this Section 2.5(b) and the terms of the Letter of Transmittal, that such Shareholder is an “accredited investor” as defined in Rule 501 of the Securities Act (the “Certification”).
(ii) Each Accredited Shareholder may elect (the “Election”), in a request made in accordance with the provisions of this Section 2.5(b) and the terms of the Letter of Transmittal, to receive the Per Share Accredited Closing Preferred Stock Consideration in lieu of the Per Share Accredited Closing Cash Consideration.
(iii) The Company will deliver or mail or will cause to be delivered or mailed to each holder of Shares (other than Restricted Shares) a letter of transmittal, substantially in the form of Exhibit G hereto (a “Letter of Transmittal”), which shall specify (A) that delivery of Shares (other than Restricted Shares) shall be effected only upon proper delivery of a fully completed and duly executed Letter of Transmittal together with the related certificates representing Shares (“Certificates”), if any, in accordance therewith to the Company, the Subsequent Surviving Corporation or the Exchange Agent, as applicable, (B) instructions for use in surrendering such Shares and receiving the applicable Per Share Merger Consideration in respect of the Shares evidenced thereby, and (C) in the case of Accredited

Shareholders, instructions to permit eligible Shareholders to make the Certification and exercise their right to make an Election.
(iv) The Company shall initially make available and mail the Letter of Transmittal, not less than twenty (20) business days prior to the anticipated Election Deadline, to each Shareholder as of the Business Day prior to such mailing date, and following such mailing date, shall use all reasonable efforts to make available as promptly as possible the Letter of Transmittal to any Shareholder who requests such Letter of Transmittal prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period.”
-(v) Any Certification and Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Letter of Transmittal properly completed and signed and each such Certificate, if applicable. As used herein, unless otherwise agreed upon in advance by the Parties, “Election Deadline” means 5:00 p.m., New York time, on the date that the Parties shall agree is as near as practicable to five (5) Business Days preceding the Closing Date.
(vi) If an eligible Shareholder fails to make a proper Certification (none of Parent, the Company, the Buyer or the Exchange Agent being under any duty to notify any Shareholder of any such defect) but otherwise completes a valid Letter of Transmittal, such Shareholder, subject to this Section 2.5(b), shall only be entitled to receive the Per Share Closing Consideration Value as a Non-Accredited Shareholder, unless a proper Certification is thereafter timely made prior to the Election Deadline. For the avoidance of doubt and subject to Section 2.5(f), any Shareholder who submits a properly completed Letter of Transmittal after the Election Deadline, shall only be entitled to receive the Per Share Closing Consideration Value as a Non-Accredited Shareholder.
(vii) Any Accredited Shareholder may, at any time during the Election Period, change or revoke such Accredited Shareholder’s Election by written notice to the Exchange Agent prior to the Election Deadline accompanied, if applicable, by a properly completed and signed revised Letter of Transmittal or, if applicable, by withdrawal prior to the Election Deadline of his or her Certificates previously deposited with the Exchange Agent. If any Election is not properly made (none of Parent, the Company, the Buyer or the Exchange Agent being under any duty to notify any Accredited Shareholder of any such defect), such Election shall be deemed to be not in effect, and the Accredited Shareholder shall not be entitled to receive the Per Share Accredited Closing Preferred Stock Consideration in lieu of the Per Share Accredited Closing Cash Consideration, unless a proper Election is thereafter timely made.
(viii) All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Parties that this Agreement has been terminated in accordance with the terms hereof.
(ix) Upon the receipt of a properly completed and duly executed Letter of Transmittal and each such Certificate, if applicable, prior to the Election Deadline, Buyer shall cause the Exchange Agent to, on the Closing Date following the Effective Time, pay the holder of such Shares the applicable Per Share Merger Consideration in consideration therefor, and such Shares and any related Certificate shall be cancelled at and as of the Effective Time.
(x) Any Per Share Merger Consideration not paid at Closing due to a failure by a Shareholder to deliver a properly completed and duly executed Letter of Transmittal and any such Certificate, if applicable, prior to the Election Deadline shall be held by the Exchange Agent in the Exchange Fund. Upon the receipt of a properly completed and duly executed Letter of Transmittal and each such Certificate, if applicable, any time after the Election Deadline, the Exchange Agent shall, as soon as reasonably practicable thereafter, which shall not exceed five (5) Business Days from receipt by the Exchange Agent of such properly completed and duly executed Letter of Transmittal and Certificates, if applicable, pay the holders of such Shares the applicable Per Share Merger Consideration in consideration therefor, and such Shares and any related Certificate shall be cancelled at and as of the Effective Time. Until so surrendered, each such Shares (other than Shares representing Dissenting Shares) shall represent solely the right to receive the Per Share Merger Consideration relating thereto.
(xi) Subject to the terms of this Agreement and the Letter of Transmittal, the Buyer, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of the Letter of Transmittal and compliance by any Shareholder with the Certification and Election procedures set forth herein.
(h)    The word “Parent” in the first sentence of Section 6.2(a)(iii) of the Agreement is replaced with the word “Company”.

(i)    Section 2.7(a)(iii) of the Agreement is amended and restated in its entirety to read as follows:

the Seed Capital Redemption Agreement, duly executed by Massachusetts Mutual Life Insurance Company and OppenheimerFunds, Inc.;

(j)    Section 8.8(a) of the Agreement is amended by deleting the last sentence thereof and replacing such sentence with the following:

To the extent included in the books and records of Parent or its Affiliates (other than the Acquired Companies) and not included in the books and records of the Acquired Companies, Parent and such Affiliates shall retain all Tax Returns, schedules, and work papers and all material records and other documents relating thereto of the Acquired Companies until the expiration of the later of (a) the tenth (10th) anniversary of the Closing Date or (b) the date on which Taxes may no longer be assessed under the applicable statutes of limitation, including any waivers or extensions thereof.

(k)    Exhibit B to the Agreement is deleted and replaced in its entirety with Exhibit B attached hereto.

(l)    Exhibit G to the Agreement is deleted and replaced in its entirety with Exhibit G attached hereto.

2.    Registration Rights for Accredited Shareholders.    Buyer hereby agrees to comply with the obligations applicable to it under Annex C of the Letter of Transmittal, subject to the terms and conditions thereof, for the benefit of each Accredited Shareholder (other than Parent and its Affiliates) that validly delivers a Letter of Transmittal and receives Buyer Common Stock and/or Buyer Preferred Stock in accordance with the terms of the Merger Agreement and the Letter of Transmittal.

3.    Authorizations. Each Party hereby represents to the other Parties that it has the requisite corporate or limited liability company, as applicable, power and authority and has taken all corporate or limited liability company, as applicable, action necessary to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly authorized, executed and delivered by each Party and constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

4.    Effectiveness; Waiver. This Amendment shall be effective as of the date first written above following the execution of this Amendment by the Parties. Any reference in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment, and any reference in the Company Disclosure Schedule, the Buyer Disclosure Schedule and any of the Ancillary Agreements to “the Agreement” or the “Merger Agreement”, as applicable, shall refer to the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, all references in the Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule to “the date hereof” and “the date of this Agreement” and any references in any Ancillary Agreements to the date of the Agreement shall refer to October 17, 2018. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the Agreement. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

5.    Other Miscellaneous Terms. Sections 10.4, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 of the Agreement shall apply to this Amendment, mutatis mutandis, as if they were restated in full, with each reference to “this Agreement” in such sections of the Agreement being deemed a reference to this Amendment.

6.    Full Force and Effect. Except as specifically amended herein, the Parties hereby acknowledge and agree that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.

7.    Further Assurances. In connection with this Amendment and all the transactions contemplated by this Amendment, each Party agrees to execute and deliver such additional documents and instruments as may be required and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Amendment.IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

INVESCO LTD. By:/s/ Loren M. Starr Name: Loren M. Starr Title: Senior Managing Director and Chief Financial Officer
GEM ACQUISITION CORP. By:/s/ Loren M. Starr Name: Loren M. Starr Title: Chief Executive Officer and Chief Financial Officer
GEM ACQUISITION TWO CORP. By:/s/ Loren M. Starr Name: Loren M. Starr Title: Chief Executive Officer and Chief Financial Officer
MM ASSET MANAGEMENT HOLDING LLC By:/s/ Elizabeth Ward Name: Elizabeth Ward Title: Executive Vice President
OPPENHEIMER ACQUISITION CORP. By: /s/ Arthur P. Steinmetz Name: Arthur P. Steinmetz Title: President and Chief Executive Officer